AGREEMENT

THIS AGREEMENT is made effective as of the 2nd day of April, 2008.

BETWEEN:

ROYALITE PETROLEUM COMPANY INC., a Nevada Corporation have a corporate office at Suite 112, 2580 Anthem Village Drive, Henderson, Nevada 89052

(hereinafter referred to as "Royalite")

OF THE FIRST PART

AND:

MAY PETROLEUM, INC., a Texas Corporation have a corporate office at 1200 Nueces Street, Austin, Texas 78701

(hereinafter referred to as "May")

OF THE SECOND PART

WHEREAS:

A.     May has developed an oil and gas prospect in Matagorda County, Texas (the "Prospect"), including obtaining a Purchase and Sale Agreement (the "Purchase and Sale Agreement") to acquire a 70% net revenue interest in a lease covering approximately 1,500 acres (the "Airport Lease") and obtaining and reviewing significant geophysical, geological, title and engineering data (the "Data") on the Airport Lease and an area of mutual interest (the "Area of Mutual Interest") covering 30 square miles surrounding the Airport Lease;

B.     Royalite wishes to acquire May's interest in the Prospect, the Purchase and Sale Agreement and the Data;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements herein contained the parties hereto have agreed and do hereby agree as follows:

     1.     For the consideration set out in Paragraph 2 hereof, May hereby transfers and assigns to Royalite all its right, title and interest in the Prospect, the Purchase and Sale Agreement and the Data.

     2.     The consideration for the transfer and assignment described in Paragraph 1 above shall be as follows:

            (a)     the issuance to May of 50,000,000 common shares of Royalite within five (5) business days of the date of this Agreement; and

            (b)     the reimbursement to May within thirty (30) days of the date of this Agreement of the $100,000 deposit paid by May under the Purchase and Sale Agreement.

     3.      Following execution of this Agreement, Royalite acknowledges that it will be responsible to make all payments and complete all acts required under the Purchase and Sale Agreement or any other agreements in respect of properties comprising the Prospect.

     4.      The parties agree that any interest acquired by them in the Area of Mutual Interest shall become part of the Prospect and subject to this Agreement.

     5.      Restricted Securities Agreements of May. May covenants, represents and warrants to Royalite as follows, and acknowledges that Royalite is relying upon such covenants, representations and warranties in connection with the offering and issuance of the Shares to May:

             (a)      May acknowledges and agrees that Royalite's securities being issued to it under this Agreement are, or will be, "restricted securities" within the meaning of the Securities Act and will be issued to May in accordance with an exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of May in this Agreement, and will be endorsed with the following legend or such similar legend to ensure compliance with the Securities Act:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OR ARE EXEMPT FROM SUCH REGISTRATION."

             (b)      May agrees to resell Royalite's securities issued to it under this Agreement only pursuant to an effective registration under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

             (c)      May represents and warrants to Royalite that May is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act.

             (d)      May is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the securities of Royalite. May can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

             (e)      May has had full opportunity to review Royalite's filings with the SEC pursuant to the Securities Exchange Act of 1934, including its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, Current Reports on Form 8-K and additional information regarding the business and financial condition of Royalite. May believes it has received all the information it considers necessary or appropriate for deciding whether to purchase Royalite's securities. May further represents that it has had an opportunity to ask questions and receive answers from Royalite regarding the terms and conditions under which Royalite's securities are being offered to it and the business, properties, prospects and financial condition of Royalite. May has had full opportunity to discuss this information with its legal and financial advisers prior to execution of this Agreement.

             (f)      May is acquiring Royalite's securities for investment purposes for May's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that May has no present intention of selling, granting any participation in, or otherwise distributing the same. May does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of Royalite's securities being offered to it under this Agreement.

             (g)      May acknowledges that an investment in Royalite is highly speculative and only persons who can afford the loss of their entire investment should consider investing in Royalite and its securities. May is financially able to bear the economic risks of an investment in Royalite.

             (h)      May recognizes that the purchase of Royalite's securities involves a high degree of risk in that Royalite is in the early stages of development of its business and may require substantial financing in the near future.

             (i)      May is not aware of any advertisement of Royalite's securities being offered to it.

     6.      Representations and Warranties of May. May represents and warrants to Royalite and acknowledges that Royalite is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Royalite, as follows:

             (a)      May is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all requisite corporate power and authority to own, lease and to carry on its respective businesses as now being conducted.

             (b)      The entering into the Purchase and Sale Agreement and this Agreement and the consummation of the transactions contemplated thereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of May or of any indenture, instrument or agreement, written or oral, to which May may be a party.

             (c)      May has met all of its obligations under the Purchase and Sale Agreement and the Purchase and Sale Agreement is in good standing.

             (d)      No person other than May has any right, title or interest in the Purchase and Sale Agreement.

            (e)      To the best of May's knowledge, information and belief, all of the representations of Ranger Creek Minerals L.P. under the Purchase and Sale Agreement are true and correct at the date hereof.

             (f)      May has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "May Documents") to be signed by May and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the May Documents by May and the consummation by May of the transactions contemplated thereby have been duly authorized by its Board of Directors and no other corporate or shareholder proceedings on the part of May are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and the other May Documents when executed and delivered by May as contemplated by this Agreement will be, duly executed and delivered by May and this Agreement is, and the other May Documents when executed and delivered by May, as contemplated hereby will be, the valid and binding obligations of May enforceable in accordance with their respective terms.

             (g)      There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of May, threatened against May which involves the Purchase and Sale Agreement or the leases to be acquired thereunder.

             (h)      May has over the last several months developed the Prospect and has expended not less than $100,000 in its development, exclusive of the $100,000 deposit made by May under the Purchase and Sale Agreement.

     7.      Representations and Warranties of Royalite Petroleum Company Inc. Royalite represents and warrants to May and acknowledges that May is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of May, as follows:

             (a)      Royalite is duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and to carry on its respective businesses as now being conducted. Royalite is duly qualified to do business and is in good standing as foreign corporations in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Royalite.

             (b)      Royalite has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "Royalite Documents") to be signed by Royalite and to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of each of the Royalite Documents by Royalite and the consummation by Royalite of the transactions contemplated thereby have been duly authorized by its Board of Directors and no other corporate or shareholder proceedings on the part of Royalite are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and the other Royalite Documents when executed and delivered by Royalite as contemplated by this Agreement will be, duly executed and delivered by Royalite and this Agreement is, and the other Royalite Documents when executed and delivered by Royalite, as contemplated hereby will be, the valid and binding obligations of Royalite enforceable in accordance with their respective terms.

             (c)      Capitalization of Royalite. The entire authorized capital stock of Royalite consists of 500,000,000 shares of common stock, par value $0.001 per share ("Royalite Common Stock") and 100,000,000 shares of preferred stock, par value $0.001 per share. There are 37,207,270 shares of Royalite Common Stock and no shares of preferred stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Royalite Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

             (d)      The common shares of Royalite are quoted on the Over-The-Counter Bulletin Board under the symbol RYPE.

              (e)      Validity of Royalite Common Stock Issuable upon Closing. The shares of Royalite Common Stock to be issued in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

             (f)      SEC Filings. Royalite has timely filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act (the "Royalite SEC Documents"). As of their respective dates, the Royalite SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Royalite SEC Documents, and none of the Royalite SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (g)      Actions and Proceedings. Except as disclosed in the Royalite SEC Documents, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Royalite, threatened against Royalite which involves any of the business, or the properties or assets of Royalite that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Royalite taken as a whole. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a material adverse effect.

             (h)      Financial Representations. Included with the Royalite SEC Documents are true, correct, and complete copies of audited balance sheets for Royalite dated as of April 30, 2007 and 2006 and unaudited balance sheet dated as of January 31, 2008, together with related statements of income, cash flows, and changes in shareholder's equity for the periods then ended (collectively, the "Royalite Financial Statements"). The Royalite Financial Statements (a) are in accordance with the books and records of Royalite, (b) present fairly the financial condition of Royalite as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Royalite has not received any advice or notification from its independent certified public accountants that Royalite has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Royalite Financial Statements or the books and records of Royalite, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Royalite accurately and fairly reflect, in reasonable detail, the assets, and liabilities of Royalite. Royalite has not engaged in any transaction, maintained any bank account, or used any funds of Royalite, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Royalite.

             (i)      Certain Changes or Events. Except as and to the extent disclosed in the Royalite SEC Documents, there has not been (a) a material adverse effect to the business, operations or financial conditions of Royalite, or (b) any significant change by Royalite in its accounting methods, principles or practices.

             (j)      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Royalite of the transactions contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

             (k)      Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Royalite, except as disclosed in the Royalite SEC Documents.

             (l)      Employees and Consultants. Royalite does not have any employees or consultants, except as disclosed in the Royalite SEC Documents.

            (m)      Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Royalite is a party except as disclosed in the Royalite SEC Documents.

             (n)      Minute Books. The minute books of Royalite provided to May contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

            (o)      Completeness of Disclosure. No representation or warranty by Royalite in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to May pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

     8.      Further Assurances. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

     9.      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

     10.     Entire Agreement. This Agreement, the exhibits and schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

     11.     Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Royalite:

Royalite Petroleum Company Inc.
Suite 112, 2580 Anthem Village Drive
Henderson, NV 89052
Attention: Logan B. Anderson, President

Telephone:	360-201-0400
Facsimile:	866-381-2090
E-Mail:	loganbanderson@hotmail.com

If to May:

May Petroleum, Inc.:
1200 Nueces Street
Austin, TX 78701
Attention: Norris Harris, President

Telephone:	512-478-8900
Facsimile:	512-478-8901
E-Mail:	norrisrharris@maypetroleum.com

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

     12.     Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     13.     Time shall be of the essence of this Agreement.

     14.     This Agreement will be governed by and construed in accordance with the laws of the State of Texas and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Texas.

     15.     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     16.     Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     17.     Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ROYALITE PETROLEUM COMPANY INC.
by its authorized signatory:

/s/ Logan B. Anderson
__________________________________
Signature of Authorized Signatory

Logan B. Anderson
__________________________________
Name of Authorized Signatory

President
__________________________________
Position of Authorized Signatory

MAY PETROLEUM, INC.
by its authorized signatory:

/s/ Norris Harris
__________________________________
Signature of Authorized Signatory

Norris Harris
__________________________________
Name of Authorized Signatory

President
__________________________________
Position of Authorized Signatory